MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES RESULTS FOR ITS PRINCIPAL INVESTMENT –  SMC GROUP – FOR THE

QUARTER ENDED SEPTEMBER 30, 2009

New York – November 16, 2009 – Millennium India Acquisition Company, Inc. (“Millennium”) [NASDAQ: SMCG], a closed-end investment fund focused on emerging market leaders within the fast-growing Indian economy, today announced unaudited GAAP results for the quarter ended September 30, 2009 for its principal investment – SMC Group. On a GAAP basis for the quarter ended September 30, 2009, the SMC Group of Companies (“SMC Group”) had total revenues of approximately $ 15.43 million (Rs. 742.23 million) and Net Profit of approximately $ 0.17 million (Rs. 8.21 million). For the quarter ended September 30, 2008, SMC Group previously announced non-GAAP total revenues of approximately $ 7.85 million (Rs. 364.66 million) and Net Loss of approximately $ 0.08 million (Rs. 3.54 million) on a combined basis for SMC Global and SAM Global. This represents an increase 103.5 % in terms of total revenues, comparing  results from the quarter ended September 30 2008 to the quarter ended September 30 2009.

SMC Group is one of India’s leading financial services companies, offering institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services.

The SMC Group publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 48.09 = U.S.$1.00 as of September 30, 2009 and are made solely for the convenience of the reader.

Subhash Chand Aggarwal, Chairman of SMC Group, said “Revenues in the first half of FY10 were $ 29.56 million, compared to $14.79 million in the first half of FY09, representing a growth of about 99.86%. GDP growth in India this year is forecasted to be at a healthy level of around 6%, in part due to the fact that the highly regulated banking sector did not experience the severity of the problems experienced by the banking sector in developed nations, and also due to the fact that over 80% of GDP is driven by domestic demand. While macroeconomic uncertainty still prevails  around the world including in India, domestic and foreign investors noted the stronger fundamentals in India, and we have witnessed business and investor confidence rising in India over the first half of this fiscal year.”

Mr. Aggarwal added, “SMC has continued with our overall growth strategy, making  planned investments into the business, by strengthening our retail footprint across India, growing our insurance distribution, wealth management and online trading businesses in India. In insurance alone we have hired and trained over 4,000 people on a commissionable basis, to fulfil our vision of being amongst the leading insurance distributors in India. I am pleased to say, that after being in operation for a short period of about one year, we are adding about 11,000 new insurance customers a month, on average. I am further pleased to say that SMC has been appointed as the exclusive insurance broker for Honda in India, a prestigious achievement that allows us to further grow our insurance capabilities by exclusively providing insurance products and services to the rapidly growing customer base of Honda in India. We have recently obtained regulatory approvals for launching our wealth management business, and have as made planned investments to hire key people, set up the required infrastructure, and gather assets under management. In the alliance with Punjab National Bank for online investing, we continue to make investments to  train PNB branch staff across the country, and are adding about 500 online customers a month, on average. While our strategic expansion has had a short-term impact on profitability, we believe that over the medium to long term, it positions us for greater growth and return to profitability. As a result of this strategy, over the last two years, we have close to doubled both our locations across India as well as the our customer base. We are hopeful that as the macro economic environment improves, the strength of SMC’s business will further show.”

F. Jacob Cherian, Chairman and CEO of MIAC added, “Improving market conditions have allowed SMC to demonstrate a respectable growth in revenues for the first half of this fiscal year, compared with the same period last year. SMC is using this downturn by investing in its business to prudently expand and add new customers, products and services. SMC’s retail footprint across India is impressive – and is amongst the largest retail footprints in the country. As noted above, the planned investments being made into new business areas such as insurance, wealth management and online investing, are just beginning to bear fruit. We remain hopeful that as SMC executes its growth plan over the next 3-5 years, revenue contributions from these new businesses will significantly grow as well. Overall, we remain optimistic that the significant investments and achievements made in strengthening SMC’s business will bear fruit, as the credit crisis recedes and the macroeconomic environment normalizes in India and around the world.”

About SMC Group

Based in New Delhi, SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products. For the fiscal year ended March 31, 2009, it was one of the most active trading firms in India, averaging over 380,000 trades per day. SMC Group continues to grow, and has one of the largest retail investor network in India today, serving the needs of 570,000  investors presently. The retail distribution footprint in India has expanded from the last fiscal year, taking the total to over 1,550 locations, as of September 30, 2009. Currently, SMC Group has approximately 6,000+  employees and a rapidly expanding retail distribution network of more than 12,000+ independent financial advisors, in over 375 cities across the India. More information regarding the SMC Group can be found at www.smcindiaonline.com.

About Millennium India Acquisition Company Inc.

As of July 2, 2009 MIAC’s principal asset is its ownership of a 15.3% equity interest in SMC Group. SMC Group is comprised of SMC Global Securities Limited ("SMC") and SAM Global Securities Limited ("SAM"). SAM was successfully amalgamated with SMC through an amalgamation process recently approved by the Indian High Court. More information regarding Millennium India Acquisition Company Inc. can be found at www.milcapital.com.

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Total revenue and net income provided for the SMC Group, on a consolidated basis, are non-GAAP(Should be GAAP) measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and may differ from non-GAAP measures used by other companies. MIAC believes that these non-GAAP measures have certain limitations in that they do not reflect all of the amounts associated with SMC Group’s results of operations as determined in accordance with GAAP and accordingly these measures should only be used to evaluate SMC Group’s results of operations in conjunction with the corresponding GAAP measures. Nevertheless, MIAC believes that these non-GAAP financial measures, which illustrate the combined financial information of SMC Global and SAM Global, provide useful information to investors as MIAC has an equal equity stake in both companies.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Group. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Group is provided by SMC Group and any financial information of SMC Group is prepared by SMC Group and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.